UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 12, 2009

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 12, 2009, the Board of Directors of Genworth Financial, Inc. (the “Company”) accepted the resignation of Saiyid T. Naqvi, one of the Company’s independent directors.   Mr. Naqvi’s resignation followed a change in his principal job responsibilities and was submitted to and accepted by the Company’s Board of Directors in accordance with the Company’s Governance Principles.   Mr. Naqvi, who previously served as the President of Harley-Davidson Financial Services, Inc., has accepted the position of chief executive officer of the mortgage business at PNC Financial Services Group, Inc., a financial institution with which the Company has a distribution relationship.   Mr. Naqvi had no disagreements with the Company on any matters related to the Company’s operations, policies, or practices.   Following Mr. Naqvi’s resignation, the Company’s Board of Directors reduced the size of the Board to nine directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: February 13, 2009	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary